EXHIBIT 99.2

ADOPTED
August 19, 2010

MACATAWA BANK CORPORATION

CORPORATE GOVERNANCE POLICY

Introduction

                    The Board of Directors of the Corporation oversees the management of the Corporation to enhance the long-term value of the Corporation for its shareholders. The Corporation's Articles of Incorporation, Bylaws and Board committee charters, as amended and restated from time to time, set forth the formal requirements pertaining to the Corporation's corporate governance structure. The Board has adopted this Policy to assist the Board in exercising its responsibilities. The Board may modify this Policy from time to time.

Board Size and Criteria

                    The Board believes that the size of the Board generally should be within a range of six to twelve members. A larger size may be appropriate from time to time.

                    The Nominating Committee is responsible for articulating and refining specific criteria for Board membership to supplement the more general criteria in these guidelines. The Nominating Committee is also responsible for evaluating on an ongoing basis all directors and director candidates based on such general and specific criteria and for seeking to assure that specific talents, skills and other characteristics that are needed to increase the Board's effectiveness are possessed by an appropriate combination of directors. At least annually, the Nominating Committee shall assess the specific experience, qualifications, attributes, skills and contributions of each director and nominee to determine whether each director and nominee should serve, or continue to serve, as director in light of the Corporation's business and structure.

                    Shareholders elect the Corporation's Directors on a classified basis each year at the annual meeting of shareholders. After considering the recommendations of the Nominating Committee, the Board will annually recommend a slate of nominees to the shareholders for election to the Board. Between annual meetings of shareholders, the Board may appoint persons to fill vacancies on the Board of Directors to serve until the next annual meeting or to complete an unexpired term after considering the recommendations of the Nominating Committee.

                    Shareholders may also propose nominees by following procedures provided in the Corporation's Articles of Incorporation. The Nominating Committee will consider every nominee so proposed by a shareholder and report each such nomination and the Committee's recommendation to the full Board of Directors. The Nominating Committee may also, in its discretion, consider shareholders' informal recommendations of possible nominees.

Board Independence

                    More than half of the Board of Directors shall be "independent directors" as defined by NASDAQ rules. Directors who are members of the Corporation's Audit Committee or Compensation Committee shall also adhere to any additional requirements relating to independence that are applicable to members of those Committees. The Nominating Committee, which consists entirely of independent directors, is responsible for determining whether directors are independent under applicable standards. The Nominating Committee shall review the independence of directors and nominees for election to the Board of Directors at least annually. The Corporation shall report this determination in the Corporation's proxy statement for its annual meeting of shareholders.

Board Leadership

                    The Board of Directors shall designate one of its members to serve as Chairman of the Board. The Board of Directors believes that keeping the Chairman of the Board and the Chief Executive Officer as separate positions is the appropriate leadership structure for the Company. The Chairman of the Board shall serve at the pleasure of the Board.

                    The Chairman of the Board leads the Board of Directors in adopting an overall strategic plan for the Company, sets the agenda for meetings of the Board of Directors, presides over all meetings of the Board of Directors and provides guidance to the Chief Executive Officer. Although management is responsible for the preparation of materials for the Board, the Chairman of the Board may request the inclusion of specific material. The Chairman of the Board may also recommend to the Board the retention of consultants and advisors who report directly to the Board.

                    If the Chairman of the Board is not an independent director under NASDAQ Rules, then the Chairman of the Nominating Committee shall serve as a Lead Independent Director. The Lead Independent Director, if there is one, shall act as the principal liaison between the independent directors and the Chairman of the Board.

Board Diversity

                    The Board believes that the Corporation and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills, and perspective to Board meetings. The Nominating Committee and the Board of Directors will consider such diversity in identifying director nominees. There are no specific or minimum qualifications or criteria for nomination for election or appointment to the Board.

Majority Voting

                    The Board believes that the Corporation and its shareholders are best served by having directors who enjoy the confidence of the Corporation's shareholders. If any director receives a greater number of votes "withheld" than votes "for" election in an uncontested election at an annual meeting of shareholders (a "Majority Withheld Vote"), then the Board will presume that such director does not have the full confidence of the shareholders. A director receiving a Majority Withheld Vote shall promptly offer his or her resignation from the Board to the Nominating Committee upon certification of the shareholder vote. The resignation will be effective if and when accepted by the Nominating Committee.

                    The Nominating Committee, which consists entirely of independent directors, will promptly consider the acceptance of the director's offer of resignation. The director at issue will not participate in the consideration of or the vote on the offer of resignation.

                    The Nominating Committee is expected to consider and vote upon acceptance or rejection of the offer of resignation in its sole discretion not later than the day of the next regularly scheduled meeting of the Board, which is held more than one week after the annual meeting of shareholders. The Nominating Committee is expected to evaluate whether or not the Majority Withheld Vote represented a failure of confidence in the director by the shareholders. Examples of reasons why the Committee may decline to accept a resignation include, but are not limited to, a conclusion that votes were withheld because of an identifiable cause that has subsequently been adequately addressed or a belief that the Majority Withheld Vote is attributable to technical issues or deficiencies in the proxy solicitation process.

                    The Corporation will disclose the Committee's decision regarding the director's offer of resignation (and the reasons for rejecting the resignation offer, if applicable) in an appropriate filing with the Securities and Exchange Commission.

Term Limits

                    The Corporation does not have predetermined term limits for directors. The Nominating Committee will evaluate each director's continued services on the Board annually. In connection with each nomination for re-election, each director will have an opportunity to confirm his or her desire to continue as a member of the Board.

Retirement

                    The Board of Directors believes that it is generally appropriate for directors to retire before the age of 70. A director will not ordinarily be nominated for re-election to the Board of Directors following the expiration of the term of office which ends after his or her 70th birthday. The Board of Directors recognizes, however, that the wisdom, experience and contribution of an older director could benefit the Board and the Nominating Committee may, in its discretion, nominate a director for re-election after his or her 70th birthday.

Change in Employment or Independence

                    Directors recognize that they have been chosen for nomination or appointment to the Board of Directors in part because of the knowledge and insight they gain on a continuing basis from their active employment in their current positions and for the public respect they bring to the Corporation and its Board of Directors because of the positions they hold in the business community. A director who experiences a material change in his or her employment status must inform the Nominating Committee as soon as practicable and is expected to promptly offer his or her resignation as a director to the Nominating Committee. The Nominating Committee will consider and vote upon acceptance or rejection of the director's offer in its sole discretion, excluding the affected director from consideration of and voting on acceptance of the resignation.

                    Examples of a material change in employment status include, without limitation, retirement, resignation from, or termination of a director's primary business employment. Changes in employment status that are not material for the purpose of this policy include, by way of illustration, promotions, changes in job designation not involving demotion, lateral moves within an organization not involving demotion, relinquishment of some but not all titles and positions as part of a succession plan, and similar changes in employment status.

                    Because this policy requires that at least two-thirds of the Board be independent directors, an independent director who ceases to be an independent director under NASDAQ Rules for any reason must inform the Nominating Committee as soon as practicable and is expected to promptly offer his or her resignation as a director to the Nominating Committee. The Nominating Committee will consider and vote upon acceptance or rejection of the director's offer in its sole discretion, excluding the affected director from consideration of and voting on acceptance of the resignation.

Other Board Memberships

                    Each executive officer of the Corporation shall notify the Nominating Committee before serving as a member of the board of directors of any other business organization. The Nominating Committee will review executive officers' membership on external boards of directors at least annually. The Committee may limit the directorships for any executive officer if it believes that they will interfere with the executive officer's responsibilities to the Corporation.

Responsibilities of the Board

                    In addition to its general oversight responsibilities, the Board also performs a number of specific functions, including:

•	Approving and amending the Corporation's governing documents and fundamental policies;

•	Authorizing dividends and distributions to shareholders;

•	Authorizing issuance of shares and other securities;

•	Evaluating and making recommendations to shareholders regarding proposals for corporate strategic transactions or combinations the Corporation may make or receive;

•	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

•	Through the Audit Committee, selecting and overseeing the independent auditors;

•	Selecting, evaluating and determining the compensation of the Chief Executive Officer and overseeing Chief Executive Officer succession planning;

•	Selecting, evaluating and determining the compensation of officers who report directly to the Board;

•	Appointing officers and providing counsel and oversight on the selection, evaluation, development, succession and compensation of executive officers;

•	Assessing major risks facing the Corporation and reviewing options for their mitigation; and

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Ensuring that controls and procedures are in place for maintaining the integrity of the Corporation and its financial statements, compliance with legal and ethical obligations, and the integrity of relationships with customers, suppliers and other stakeholders.

                    In discharging their duties, directors are entitled to rely on information, opinions, reports, statements, financial statements, financial data and advice provided by other directors, board committees, legal counsel, accountants, other professional advisors, and officers and employees of the Corporation and its subsidiaries.

Education of Directors

                    The Corporation shall provide each new director an orientation with respect to his or her duties as a director and the business of and financial information relating to the Corporation. In addition, each new director and each new member of any Board Committee is expected to cooperate in fulfilling any orientation guidelines that the Nominating Committee may recommend generally or on an ad hoc basis to help assure that the director has the necessary skills to perform his or her responsibilities as a director, new member of any Board Committee, or both. Each director is expected also to cooperate in fulfilling all applicable continuing education guidelines established and updated by the Nominating Committee.

Loyalty

                    In their roles as directors, all directors owe their primary duty of loyalty to the Corporation and its shareholders. Directors are expected to avoid any action, position or interest that conflicts with an interest of the Corporation, or gives the appearance of a conflict.

                    To prevent conflicts of interest, or the appearance of a conflict of interest, directors should disclose all business relationships with the Corporation or its competitors, vendors or borrowers. The Corporation will annually solicit updated information from directors to monitor any actual or potential conflicts of interest and to determine which directors are independent. In addition, directors must update the Corporation by promptly notifying the Chief Executive Officer and the Chairman if an actual or potential conflict of interest arises. If a material conflict of interest exists and cannot be resolved, the director should offer his or her resignation. The Board or Nominating Committee will resolve any conflict of interest question involving any director or the Chief Executive Officer of the Corporation.

                    Directors should advise the Chairman of the Board and the Chairman of the Nominating Committee before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units that have or are reasonably likely to have a business relationship with the Corporation or its competitors or vendors. While there may be value to be gained from service on other boards of directors, such service may have legal and regulatory implications to the Corporation or may present recurrent conflicts. Except as set forth in this policy, all directors will recuse themselves from any discussion or decision affecting their business, professional or personal interests in relationships with the Corporation or its competitors, vendors, or borrowers.

Confidentiality

                    To facilitate access to information and open discussion, the Board believes maintaining confidentiality of information and deliberations is imperative. Pursuant to their fiduciary duties of loyalty and care, directors are required to protect and hold confidential all confidential information acquired due to their directorship position absent the express or implied permission of the Board of Directors to disclose such information. Accordingly:

•	No director shall use confidential information for his or her own personal benefit or to benefit persons or entities outside the Corporation.

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No director shall disclose confidential information outside the Corporation, either during or after his or her service as a director of the Corporation, except with authorization of the Board of Directors or as may be otherwise required by law.

                    "Confidential information" means all non-public information entrusted to or obtained by a director by reason of his or her position as a director of the Corporation. It includes, but is not limited to, non-public information that might be of use to competitors or investors or harmful to the Corporation or its customers if disclosed, such as:

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non-public information about the Corporation's financial condition, prospects or plans or its marketing and sales programs, as well as information relating to mergers and acquisitions, stock splits and divestitures;

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non-public information concerning possible transactions with other companies or information about the Corporation's customers or vendors which the Corporation is under an obligation to maintain as confidential;

•	non-public information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and Directors; and

•	any other non-public information that a reasonable investor would view as altering the total mix of information available regarding the Corporation.

Board Meetings

                    The Board shall meet at least quarterly and may meet more frequently if the Chairman of the Board or the Chief Executive Officer deems it necessary or appropriate. Independent directors shall meet in regular executive sessions, without the presence of management, at each regularly scheduled Board meeting. If the Chairman of the Board is not an independent director under NASDAQ rules, the Lead Independent Director shall coordinate with the Chairman of the Board, develop the agenda for and chair the meetings in executive session.

                    Consistent with the importance of the Board's responsibilities, each director is expected to be familiar with the Corporation's business and public disclosures and to review in advance of Board meetings all related materials distributed to the Board. Each director is expected to attend and participate, in person or by telephone conference call, in at least 75% of the meetings of the Board and meetings of Committees of which the director is a member. All directors are expected to attend each annual meeting of the shareholders of the Corporation unless compelling personal circumstances prevent attendance.

Board Committees

                    The Board has established the following standing Committees to assist the Board in discharging its responsibilities: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating Committee. The Audit, Compensation and Nominating Committees shall consist entirely of independent directors. The Committee Chairman shall report the highlights of their committee meetings to the full Board following each meeting of the respective Committees. The Committees occasionally hold meetings in conjunction with the full Board. The Nominating Committee is responsible for recommending Committee assignments to the Board each year.

Evaluation

                    The Nominating Committee shall conduct periodic reviews of the performance of all directors and members of Board Committees, and will consider the results of such reviews when it makes its recommendations to the Board with respect to membership on the Board. The Nominating Committee shall also conduct periodic reviews of the structure and performance of each Board Committee and will recommend any changes it deems appropriate.

Compensation of the Board

                    The Compensation Committee shall conduct periodic reviews of non-employee director compensation and benefits. The Nominating Committee will coordinate with the Compensation Committee to evaluate and recommend compensation and benefits for non-employee directors based upon the following principals:

•	Directors should receive fair compensation for the services and commitment expected of directors for companies similar to the Corporation in size and scope.

•	The Corporation's director compensation programs should align directors' interests with the long-term interests of shareholders.

•	Director compensation should demonstrate the leadership of the Board of Directors and take into account the corporation's financial condition and results of operations.

•	Director compensation should be simple, transparent and easy for shareholders to understand.

Responsibilities of Management

                    Management is responsible for developing and executing the Corporation's strategies in an effective, ethical, prudent and legal manner with the objective of producing long-term value for the Corporation's shareholders consistent with the Corporation's policies and standards. Management is specifically responsible for:

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Producing financial statements that fairly present the Corporation's financial condition, results of operations, cash flows and related risks in a clear and understandable way, for making timely and complete disclosures to investors, and for keeping the Board and the appropriate Committees of the Board well-informed on a timely basis as to all matters of significance to the Corporation;

•	Developing and presenting to the Board the Corporation's strategic plans and for implementing those plans as approved by the Board;

•	Implementing and working within an effective organizational structure appropriate for the Corporation;

•	Setting a tone in the Corporation of integrity, ethics and prudence, and for compliance with applicable legal requirements and the Corporation's policies and standards;

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Developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that the Corporation's transactions are properly authorized, the Corporation's assets are safeguarded against unauthorized or improper use, and the Corporation's transactions are properly recorded and reported; and

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Establishing, maintaining and evaluating controls and procedures of the Corporation designed to ensure that information required to be disclosed by the Corporation in the reports filed by it under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

Senior Officer Code of Ethics

                    The Corporation shall maintain a Senior Officer Code of Ethics, which shall be reviewed periodically by the Nominating Committee. Material waivers of the requirements of the Senior Officer Code of Ethics shall be subject to the review and approval of the Audit Committee and the Board of Directors.

Director Access to Management and Outside Advisors

                    Directors are encouraged to consult with any manager or employee of the Corporation and may visit Corporation facilities without the approval or presence of corporate management. The Board encourages the executive officers to bring non-executive managers to Board meetings, from time to time, who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) represent non-executive managers with future potential that the executive officers believe should be given exposure to the Board.

                    The Board and any committee of the Board shall have authority, at any time, at the Corporation's expense, to retain independent outside financial, legal or other advisors, and to authorize and direct their compensation.

Oversight of Risk Management

                    The Board of Directors, and the Audit Committee under authority and responsibility delegated by the Board of Directors, play a key role in the oversight of the Corporation's risk management. To that end, the Board of Directors or the Audit Committee shall periodically require and receive direct reports from the persons holding the following positions (which may be combined):

•	Director of Risk Management

•	Independent Auditor

•	Senior Manager of the Loan Review Function

Succession Planning

                    The Board shall develop and maintain a succession plan for the Chief Executive Officer and such other executive officers it deems appropriate, based upon recommendations from the Compensation Committee.

Communications

                    The Board believes that the Chairman of the Board and management of Macatawa Bank Corporation should speak for the Corporation. Individual Board members who are not the Chairman of the Board or officers should not communicate with outside parties regarding corporate matters unless authorized by the Board, the Chairman of the Board or management. If so authorized, Board members may communicate with various constituencies that are involved with the Corporation, subject to applicable law and the Corporation's policies regarding the disclosure of information.

                    The Corporation will provide a process for security holders to send communications to the Board of Directors. Such communications should be directed to the Secretary of the Corporation. The Secretary of the Corporation, or the Secretary's delegates, have discretion to adopt policies and procedures to implement and administer this communication process. Security holder communications may be directed to the Board of Directors, a committee of the Board of Directors or to specific individual directors. The Secretary has discretion to screen and not forward to directors communications which the secretary determines in his or her discretion to be communications unrelated to the business or governance of the Corporation and its subsidiaries, commercial solicitations, offensive, obscene or otherwise inappropriate. The Secretary shall, however, collect and organize all security holder communications which are not forwarded, and such communications shall be available to any director upon request.

Corporate Governance Policy Ratings

                    The Board will periodically review this Corporate Governance Policy to determine whether any modifications are appropriate. In reviewing this Policy, the Board may consider the corporate governance guidelines, policies and recommendations published by proxy advisory services or other agencies that the Board considers appropriate.